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                                   EXHIBIT 23
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Consent of Independent Auditors

            We consent to the incorporation by reference in the Registration Statement (Form S-8 Registration No. 33-93480) pertaining to the 900,000 shares of Common Stock issuable under the 1989 Stock Option Plan, as amended (the "Option Plan"); the 150,000 shares of Common Stock issuable under the 1995 Employee Stock Purchase Plan; and 306,000 shares issuable under certain options granted outside the Option Plan in February 1995 of our report dated February 25, 1997, with respect to the consolidated financial statements and schedule of ECCS, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

            We consent to the incorporation by reference in the Registration Statement (Form S-8 Registration No. 333-15529) pertaining to the 150,000 shares of Common Stock issuable under the 1996 Non-Employee Directors Stock Option Plan and 600,000 shares of Common Stock issuable under the 1996 Stock Plan of our report dated February 25, 1997, with respect to the consolidated financial statements and schedule of ECCS, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.






ERNST & YOUNG LLP
Princeton, New Jersey

March 28, 1997